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                                                                       Exhibit 5


               [Horgan, Rosen, Beckham & Coren, L.L.P. Letterhead]






                                February 14, 2003





Mission Community Bancorp
581 Higuera Street
San Luis Obispo, California 93401

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Mission Community Bancorp (the "Company") in connection with the registration by the Company of a total of up to 179,900 shares of the Company's Common Stock, no par value per share (the "Shares"), issuable by the Company upon the exercise of options granted under the Mission Community Bank, N.A. 1998 Stock Option Plan and options granted and which may be granted thereunder (the "Plan").

         A Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares is being filed with the Securities and Exchange Commission concurrently herewith.

         In connection herewith we have examined and relied as to matters of fact upon such certificates of public officials, such certificates of officers of the Company and originals or copies certified to our satisfaction of the Articles of Incorporation and Bylaws of the Company, as amended, the Plan, proceedings of the Board of Directors of the Company and other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

         In rendering the following opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostated copies, and we have relied as to matters of fact upon statements and certifications of officers of
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Mission Community Bancorp
February 14, 2003
Page 2


the Company. In addition, we have assumed that the certificates for the Shares to be issued will conform to the specimen thereof examined by us and will be duly registered and countersigned by the Company's transfer agent.

         Based on the foregoing, we are of the opinion that when sold in accordance with the terms and conditions of the Plan and the respective Stock Option Agreements, the Shares will be duly and validly authorized and issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the aforesaid Registration Statement on Form S-8.

                                     Very truly yours,


                                     /s/ HORGAN, ROSEN, BECKHAM & COREN, L.L.P.

                                     HORGAN, ROSEN, BECKHAM & COREN, L.L.P.